UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2021

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2021, Travis B. Johnson, was appointed as Senior Vice President, Corporate Controller and Chief Accounting Officer of CACI International Inc (the “Company”), effective August 30, 2021. Mr. Johnson, 36, most recently served as Vice President and Chief Accounting Officer for FLIR Systems, Inc., a global leader that designs, develops, manufactures, markets, and distributes defense and industrial technologies that enhance perception and awareness, a position held from December 2019 to May 2021. Prior to that, Mr. Johnson served as Vice President and Chief Accounting Officer of KeyW Corporation from April 2018 to October 2019 and held multiple finance leadership positions of increasing responsibility at Leidos, Inc. from 2009 to 2018, both services and solutions providers for U.S. government customers.  Mr. Johnson holds a Bachelors in Business Administration from James Madison University and earned his Master of Business Administration from the University of Maryland and is a Certified Public Accountant and Certified Fraud Examiner.

In connection with his appointment, Mr. Johnson will receive an annual base salary and participate in the Company’s annual and long-term incentive plans at levels commensurate with his position within the Company. In addition, Mr. Johnson will receive a sign-on cash bonus of $200,000 and a sign-on equity grant consisting of restricted stock units with a grant date fair value of $200,000, which will vest in equal installments on the first and second anniversary of the grant date and be subject to substantially similar terms and conditions as the restricted stock units granted under the Company’s 2016 Incentive Compensation Plan.

There was no arrangement or understanding pursuant to which Mr. Johnson was selected as an officer of the Company. There are no family relationships between Mr. Johnson and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Johnson was a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: August 5, 2021	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary